Exhibit 99.2

EnLink Midstream Announces Cash Tender Offers for ENLK’s Senior Notes due 2024, 2025, and 2026

08.16.22

DALLAS, August 16, 2022 /PRNewsire/ — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) today announced that its subsidiary, EnLink Midstream Partners, LP (ENLK), has commenced cash tender offers (the Tender Offers) to purchase up to $500.0 million in aggregate principle amount (as it may be increased by ENLK, the Aggregate Maximum Tender Amount) of (i) the $502.3 million outstanding aggregate principal amount of ENLK’s 4.40% senior notes due 2024 (the 2024 Notes), (ii) the $717.2 million outstanding aggregate principal amount of ENLK’s 4.15% senior notes due 2025 (the 2025 Notes), and (iii) the $491.0 million outstanding aggregate principal amount of ENLK’s 4.85% senior notes due 2026 (the 2026 notes and, together with the 2024 Notes and the 2025 Notes, the Tender Notes).

The terms and conditions of the Tender Offers are described in an Offer to Purchase, dated August 16, 2022 (the Offer to Purchase). EnLink intends to fund the purchase of Tender Notes with the net proceeds from EnLink’s concurrent offering of $500.0 million aggregate principal amount of senior notes due 2030 (the New Notes), which was also announced by EnLink today, together with existing corporate liquidity.

The following table sets forth certain terms of the Tender Offers:

					Dollars per $1,000 Principal Amount of Notes
Title of Notes	CUSIP Numbers / ISIN	Aggregate Principal Amount Outstanding(1)	Series Cap	Acceptance Priority Level	Tender Offer Consideration(2)	Early Tender Premium	Total Consideration(2)(3)
4.40% Senior Notes due 2024	29336UAB3 US29336UAB35	$502,348,000	N/A	1	$978.75	$30.00	$1,008.75
4.15% Senior Notes due 2025	29336UAE7 US29336UAE73	$717,195,000	$150,000,000	2	$970.00	$30.00	$1,000.00
4.85% Senior Notes due 2026	29336UAF4 US29336UAF49	$491,034,000	$50,000,000	3	$983.75	$30.00	$1,013.75

(1)	As of the date of the Offer to Purchase.
(2)	Holders will also receive accrued and unpaid interest from the applicable last interest payment with respect to the Tender Notes accepted for purchase to, but not including, the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable.
(3)	Includes the Early Tender Premium (as defined below).

Each of the Tender Offers is scheduled to expire at midnight, New York City time, at the end of September 13, 2022, unless extended or earlier terminated (the Expiration Date). Holders who validly tender their Tender Notes prior to the Expiration Date will be eligible to receive consideration equal to the amounts shown in the table above, subject to the Aggregate Maximum Tender Amount, the series cap with respect to the 2025 Notes and the 2026 Notes (each, a Series Cap) and proration, for each $1,000 principal amount of Tender Notes, plus accrued and unpaid interest from the most recent interest payment date for the applicable Tender Notes up to, but not including, the applicable Settlement Date (as defined below).

Tender Notes tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on August 29, 2022 (such date and time, as it may be extended, the Early Tender Date) and accepted for purchase will receive the applicable total consideration for that series as shown in the table above (the Total Consideration), including the early tender premium for such series of Tender Notes (the Early Tender Premium). Holders of Notes tendering their Notes after the Early Tender Date will only be eligible to receive the applicable tender offer consideration for such series of Tender Notes set forth in the table above (with respect to each series of Tender Notes, the Tender Offer Consideration), which is the applicable Total Consideration less the Early Tender Premium.

The consummation of the Tender Offers is not conditioned upon any minimum amount of Notes being tendered. However, each of the Offers is subject to the satisfaction of certain conditions, including the consummation of the offering of the New Notes on or prior to the Early Settlement Date and certain other customary conditions.

Provided that the conditions to the applicable Tender Offer have been satisfied or waived, and assuming acceptance for purchase by ENLK of Tender Notes validly tendered pursuant to the Tender Offers, (i) payment for applicable Tender Notes validly tendered at or prior to the applicable Early Tender Date and purchased in the applicable Tender Offer shall be made on the settlement date that is expected to be the second business day following the applicable Early Tender Date, or as promptly as practicable thereafter (with respect to each series of Notes, the Early Settlement Date) and (ii) payment for any applicable Tender Notes validly tendered after the applicable Early Tender Date, but at or prior to the applicable Expiration Date, and purchased in the applicable Tender Offer shall be made on the settlement date that is expected to be the second business day following the applicable Expiration Date, or as promptly as practicable thereafter (with respect to each series of Notes, the Final Settlement Date and, together with the related Early Settlement Date, the Settlement Dates).

Subject to the Aggregate Maximum Tender Amount, the applicable Series Cap and proration, the Tender Notes accepted on any Settlement Date will be accepted in accordance with their Acceptance Priority Levels set forth in the table above, with 1 being the highest Acceptance Priority Level and 3 being the lowest Acceptance Priority Level, and provided further that Tender Notes tendered at or prior to the Early Tender Date will be accepted for purchase with priority over Tender Notes tendered after the Early Tender Date, but at or prior to the Expiration Date, regardless of the priority of the series of such later Tender Notes that are tendered.

Acceptance for tenders of any Tender Notes may be subject to proration if the aggregate principal amount for any series of Tender Notes validly tendered and not validly withdrawn would cause the Aggregate Maximum Tender Amount to be exceeded. Acceptance for tenders of the 2025 Notes or the 2026 Notes may also be subject to proration if the aggregate principal amount of the 2025 Notes or 2026 Notes, as applicable, validly tendered and not validly withdrawn is greater than the applicable Series Cap. Furthermore, if the Tender Offers are fully subscribed as of the Early Tender Date, Tender Notes validly tendered after the Early Tender Date will not be accepted for purchase and there will be no Final Settlement Date.

The complete terms and conditions of each Tender Offer is described in the Offer to Purchase, copies of which may be obtained from D.F. King & Co., Inc., the Tender Agent and Information Agent, by calling (800) 207-3159 (US toll-free) or (212) 269-5550.

BofA Securities, Inc. and Wells Fargo Securities, LLC will act as the lead dealer managers for the Tender Offers. The co-dealer managers for the Tender Offers are Citigroup Global Markets Inc., RBC Capital Markets, LLC, PNC Capital Markets LLC and TD Securities (USA) LLC. Any questions regarding the terms of the Tender Offers should be directed to the lead dealer managers at BofA Securities, Inc., (US toll-free) 888-292-0070 or (collect) 980-388-3646 or Wells Fargo Securities, LLC, (US toll-free) 866-309-6316 or (collect) 704-410-4756.

This press release is for informational purposes only and does not constitute an offer to purchase or sell, a solicitation of an offer to purchase or sell or a notice of redemption with respect to any securities, including the Tender Notes or the New Notes. Each of the Tender Offers is being made solely by the Offer to Purchase. The Tender Offers are not being made to holders of Tender Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About EnLink Midstream

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities, and carbon capture, transportation, and sequestration. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions, and expectations of EnLink’s management, the matters addressed herein involve certain assumptions, risks, and uncertainties that could cause actual activities, performance, outcomes, and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” and “expect” and similar expressions. Such forward-looking statements include, but are not limited to, statements regarding the anticipated consummation of the offering of New Notes and Tender Offers, the intended use of the offering proceeds, the anticipated terms of the New Notes or the Tender Offers, other aspects of the notes offering and Tender Offers, and other statements that are not historical facts. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control, including risks and uncertainties related to EnLink’s business, market conditions, whether EnLink will consummate the offering of New Notes and the Tender Offers, the anticipated terms of the New Notes and anticipated use of proceeds, the impact of competition, and other risk factors included in EnLink’s reports filed with the Securities and Exchange Commission. An extensive list of factors that can affect EnLink’s business are discussed in EnLink’s filings with the Securities and Exchange Commission, including EnLink’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Neither EnLink Midstream, LLC nor EnLink Midstream Partners, LP assumes any obligation to update any forward-looking statements.

Investor Relations: Brian Brungardt, Director of Investor Relations, 214-721-9353, brian.brungardt@enlink.com

Media Relations: Megan Wright, Director of Corporate Communications, 214-721-9694, megan.wright@enlink.com

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